Sensient Technologies Corporation SC 13G/A

Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: September 7, 2021

Winder Investment Pte. Ltd.

	By:	/s/ William Lexmond
Name: William Lexmond
Title: Director
	By:	/s/ Sharon Yam
Name: Sharon Yam
Title: Director
Freemont Capital Pte. Ltd.

	By:	/s/ William Lexmond
Name: William Lexmond
Title: Director
	By:	/s/ Sharon Yam
Name: Sharon Yam
Title: Director
Haldor Foundation

	By:	/s/ Ernst Walch
Name: Dr. Ernst Walch
Title: Director
	By:	/s/ Peter Prast
Name: Peter Prast
Title: Director